Exhibit 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Escrow Agreement”) is made and entered into as of February 12, 2008 by and among Pet DRx Corporation (f/k/a Echo Healthcare Acquisition Corp.) (“Purchaser”) a Delaware corporation, and the undersigned Stockholders Representatives (“Representatives”, and together with Purchaser, sometimes referred to individually as “Party” or collectively as the “Parties”) in their capacity as the Stockholders Representatives designated pursuant to the Merger Agreement (as defined below), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, Purchaser has entered into a Second Amended and Restated Merger Agreement (the “Merger Agreement”) dated as of October 23, 2007 by and among Purchaser, a wholly-owned subsidiary of Purchaser (“Merger Sub”) and XLNT Veterinary Care, Inc., a Delaware corporation (“XLNT”);

WHEREAS, under the Merger Agreement, XLNT and its stockholders have authorized and empowered the Stockholders Representatives to act on their behalf in connection with this Escrow Agreement;

WHEREAS, pursuant to the Merger Agreement, on January 4, 2008, Merger Sub merged with and into XLNT, with XLNT surviving the merger as a wholly-owned subsidiary of Purchaser;

WHEREAS, the provisions of the Merger Agreement are hereby incorporated herein by reference as the context of this Escrow Agreement may require, provided that the Escrow Agent shall act only in accordance with the terms and conditions contained herein; and

WHEREAS, the Parties have agreed to deposit in escrow certain property and wish such deposit to be subject to the terms and conditions set forth herein.

                NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                1.           Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

                 2.           Escrow Fund.

(a)         On or as soon as practicable after the date hereof, Purchaser will cause 1,526,788 shares of common stock of Purchaser, par value $.0001 per share (the “Common Stock”), which shares shall be registered in the name of Escrow Agent f/b/o the Former Holders of Capital Stock of XLNT Veterinary Care, Inc. (the “Escrow Shares”), to be delivered to the Escrow Agent in book-entry form, and the Escrow Agent will acknowledge receipt of the Escrow Shares to the Purchaser and the Representatives promptly upon receipt thereof.  Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall hold the Escrow Shares and shall invest, reinvest and manage any proceeds thereof as directed in Section 3(d) (the “Proceeds”; the Escrow Shares and such Proceeds are collectively referred to herein as the “Escrow Fund”).  The Escrow Agent shall hold, exercise voting rights with respect to and dispose of, the Escrow Shares only in accordance with the terms of this Escrow Agreement or joint written instructions of the Purchaser and the Representatives and shall not release the Escrow Shares or the rest of the Escrow Fund except in accordance with this Escrow Agreement.  The parties acknowledge that the Escrow Agent is not acting in a capacity that would warrant the re-issuance, sale, or denominational breakdown of any shares by the Escrow Agent.  The Escrow Agent shall not be held liable for any action taken, suffered or omitted to be taken by it, and shall have no duty to inform the Purchaser or the Representative that it has received any proxy materials or other information from the Purchaser, in each case in its capacity as a registered stockholder.

(b)         If Purchaser at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Fund in accordance with this Escrow Agreement, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, or (ii) combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, then the Purchaser will deliver notice thereof to the Escrow Agent, and, unless the applicable authorizing Board of Directors resolutions do not require delivery of new Escrow Shares as a result of such action, the Purchaser will as promptly as practicable after the effective date with respect thereto deliver to the Escrow Agent in book-entry form the requisite Escrow Shares as may be required to reflect the applicable increase or reduction of such Escrow Shares.  The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and share certificates required to effectuate an exchange of shares if contemplated by the action taken pursuant to the preceding clauses (i) or (ii).  If Purchaser at any time or from time to time between the date of this Escrow Agreement and the final disposition of the Escrow Fund in accordance with this Escrow Agreement pays any distribution or dividend in respect of the Escrow Shares in additional shares of Common Stock, then the Purchaser will deliver notice thereof to the Escrow Agent and the Representatives, and, unless the applicable authorizing Board of Directors resolutions do not require delivery of additional Escrow Shares as a result of such action, the Purchaser will as promptly as practicable after the payment date with respect thereto deliver to the Escrow Agent additional Escrow Shares representing such additional shares of Common Stock.  Upon such delivery referred to in this Section 2.1(c), the Escrow Agent shall hold such additional or substitute Escrow Shares and “Escrow Shares” shall refer to the shares represented by such new or substitute Escrow Shares for all purposes under this Escrow Agreement.

(c)         This Agreement assumes that the Escrow Fund will at all times be comprised only of Common Stock and cash (and interest earned thereon).  If the Common Stock is converted into any securities or other property other than Common Stock, or any securities or other property (in each case, other than cash (and interest earned thereon) or additional shares of Common Stock) are distributed, issued or exchanged with respect to any shares of Common Stock (then held in the Escrow Fund) upon any recapitalization, reclassification, merger, consolidation, stock dividend or the like, or if for any other reason securities or other property (in each case, other than cash (and interest earned thereon) or additional shares of Common Stock) at any time are held in the Escrow Fund, the Purchaser and the Representatives shall negotiate in good faith, and execute and deliver, such supplemental written instructions to the Escrow Agent as are necessary to account for such other securities or property in a manner consistent with the results that would have prevailed if only Common Stock and cash (and interest earned thereon) were held in the Escrow Fund, and shall deliver such supplemental written instructions to the Escrow Agent.  If the Parties are unable to agree on any such supplemental instructions contemplated by the preceding sentence within 30 days after such sentence shall become applicable, then the Escrow Agent shall refrain from taking any action with respect to such property other than Common Stock and cash (and interest earned thereon), other than to keep safely such other property until it shall be directed otherwise in writing jointly by Purchaser and the Representatives or by final non-appealable order of a court of competent jurisdiction.  The Escrow Agent shall be entitled to execute and deliver any transmittal letter or other documents and Escrow Shares required in connection with such any recapitalization, reclassification, merger, consolidation or similar event to receive any shares of stock, securities, properties or cash in exchange for Escrow Shares.

(d)         Upon written instructions from the Representatives from time to time, the Escrow Agent shall execute and deliver to the Representative such revocable proxies as are necessary in order for the Representative to exercise any and all voting rights relating to the Escrow Shares then held in the Escrow Fund.  Such proxies shall be revoked by the Escrow Agent with respect to any Escrow Shares delivered to the Purchaser or the Representatives hereunder, prior to such delivery.

                3.           Investment of Escrow Fund.

(a)         The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys or any other assets held in the Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not liquidate, sell, invest or reinvest any portion of the Escrow Fund except as provided herein and shall hold the Escrow Shares and any cash or other assets received in respect thereof in the form initially received.  The Escrow Agent shall not have any liability for any loss sustained as a result of any investment or the failure to make an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.

(b)         Receipt of the Escrow Shares shall be confirmed by Escrow Agent as soon as practicable after receipt thereof by account statement, and any discrepancies in any such account statement shall be noted by the Parties to Escrow Agent within thirty (30) calendar days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety.

(c)         The Escrow Agent shall not vote the Escrow Shares unless and until it receives written notice signed by the Representatives and Purchaser directing the vote of the Escrow Shares.

(d)         During the term of this Escrow Agreement, any moneys in the Escrow Fund shall be invested in a JPMorgan Chase Bank, N.A. money market deposit account (“MMDA”) or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed in writing by the Parties and as shall be reasonably acceptable to the Escrow Agent. The Escrow Agent will provide compensation on balances in the Escrow Fund at the then-applicable rate for such account or investment from time to time.  Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive reasonable compensation with respect to any investment directed hereunder including without limitation charging a reasonable agency fee in connection with each transaction.  The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Escrow Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.

                4.           Disbursement of Escrow Funds.  The Parties agree that the Escrow Fund is available to satisfy the Purchaser’s right to indemnification as set forth in Article VII of the Merger Agreement.  On the Claims Deadline (as defined below), the Escrow Agent shall release all of the Escrow Fund to Representatives, less any amounts as to which Purchaser has asserted a notice seeking indemnification (a “Claim Notice”) and any other amounts released in accordance with Section 5 hereof

                5.           Claims.

(a)         If Purchaser wishes to make a claim hereunder for indemnification pursuant to Article VII of the Merger Agreement, it shall promptly deliver a Claim Notice (as defined below) to the Representatives and the Escrow Agent.  The Claim Notice shall state (i) the dollar amount of any indemnification asserted to be owed under Article VII of the Merger Agreement, (ii) the number of Escrow Shares that Purchaser asserts are necessary to satisfy the indemnification amount owed, (iii) a statement of the facts giving rise to such claim for indemnification, and (iv) that a claim for such indemnification has been made in accordance with the terms of the Merger Agreement (including, but not limited to, Section 1.11 and Article VII thereof).

(b)         On the sixteenth (16th) business day following receipt by the Escrow Agent of the Claim Notice, the Escrow Agent shall release the number of Escrow Shares described in the Claim Notice to Purchaser from the Escrow Fund, less the amount, if any, described in a Dispute Notice (as defined below). If the Escrow Fund contains both stock and cash, any such payment shall be made to Purchaser in stock and cash, such that the ratio of cash paid to stock paid is equal to the ratio of cash to stock in the Escrow Fund as of the date of such payment.  For purposes of distributing the Escrow Fund pursuant to the terms hereof, the Escrow Shares shall be valued at the “Parent Common Stock Per Share Issue Price” as determined in Section 1.6(a) of the Merger Agreement.

(c)         During the fifteen (15) business days following the Escrow Agent’s receipt of the Claim Notice, the Representatives shall deliver a written notice, if any, to the Escrow Agent and the Purchaser disputing a claim made in the Claim Notice (a “Dispute Notice”), which such Dispute Notice shall be delivered in accordance with the terms of the Merger Agreement and shall state with specificity the dispute and the portion of the claim stated in the Claim Notice that is the subject of such dispute (the “Disputed Amount”).   The Escrow Agent shall not distribute the Disputed Amount until (i) the rights of all the Parties shall have been fully and finally adjudicated in accordance with the terms of the Merger Agreement, or (ii) all differences and all doubt shall have been resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons.  The rights of the Escrow Agent under this Section 5(c) are cumulative of all other rights it may have by law or otherwise. Any claim by Purchaser disputed by the Representatives pursuant to this Section 5(b), or any claim by Purchaser which the Escrow Agent has refused to comply with or take any action in connection with in accordance with this Section 5(c), shall be referred to herein as a “Disputed Claim”.  The Escrow Agent shall not be liable in any way or to any Person for its failure or refusal to release such Disputed Amount.

(d)         Promptly following resolution of a Disputed Claim in favor of the former stockholders (as detailed in the Merger Agreement), Purchaser shall provide written notice to the Escrow Agent that such Disputed Claim has been discharged, and any amounts being withheld by the Escrow Agent in respect of such Disputed Claim shall promptly be released to the Representatives.

(e)         Any amounts to be delivered by the Escrow Agent to the Representatives from the Escrow Fund under Section 4 hereof or this Section 5 shall, at the written direction of the Representatives, either be delivered to the Representatives or delivered directly by the Escrow Agent to the Exchange Agent (as defined in the Merger Agreement) or another Person for delivery to the former holders of shares of capital stock of XLNT as of the Effective Time (as defined in the Merger Agreement) in accordance with the Merger Agreement.

(f)          Except as expressly set forth in the Merger Agreement, Purchaser’s failure to claim, or delay in claiming, any of the Escrow Fund to satisfy in full any claims arising under Article VII of the Merger Agreement, shall not be a waiver of Purchaser’s or any of the Parent Indemnitees’ rights and remedies against Representative to recover any amounts due Purchaser or any of the Parent Indemnitees pursuant to the Merger Agreement.

(g)         The Parties agree that Purchaser shall have the right to make claims against the Escrow Fund on behalf of itself and any of the other Parent Indemnitees until the earlier of (i) 90 calendar days following the receipt by Purchasers of the signed report of Purchasers’ independent accounting firm with respect to the audit of Purchasers’ consolidated operations for the year ended December 31, 2007 and (ii) the 18th month anniversary of the Closing Date (as defined in the Merger Agreement) (the “Claims Deadline”).

6.           Disposition and Termination.  Upon delivery of the Escrow Fund by the Escrow Agent in accordance with Sections 4 and 5 above, this Escrow Agreement shall terminate, subject to the provisions of Sections 9 and 10.

7.           Escrow Agent.

(a)         The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such  agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Escrow Agreement.  In the event of any conflict between the terms and provisions of this Escrow Agreement, those of the Merger Agreement, any schedule or exhibit attached to the Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Escrow Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.  The Escrow Agent shall have no duty or obligation to make any calculations of any kind hereunder.

(b)         The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys, and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such agent or attorney.  The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.  The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

8.           Succession.

(a)         The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.  Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 9 and 10 hereunder.  The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

(b)         Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

                9.          Compensation and Reimbursement.  The Parties agree jointly and severally to pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Fund for the payment of any claim for compensation, expenses and amounts due hereunder.  In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Escrow Fund for its own account any amounts due to the Escrow Agent under this Section 9 and is hereby expressly authorized to sell any or all of the Escrow Shares if necessary to pay any of the foregoing amounts.  The obligations contained in this Section 9 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

10.          Indemnity.  The Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, attorneys, accountants, experts, agents and employees (the “indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) arising out of or in connection with (a) the Escrow Agent's execution and performance of this Escrow Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Escrow Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Escrow Agreement.  The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Fund for the payment of any claim for indemnification, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Escrow Fund for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 10 and is hereby expressly authorized to sell any or all of the Escrow Shares if necessary to pay any of the foregoing amounts.  The obligations contained in this Section 10 shall survive the termination of this Escrow Agreement and the resignation, replacement or removal of the Escrow Agent.

                11.         Patriot Act Disclosure/Interest.

(a)         Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identities including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b)       Taxpayer Identification Numbers (“TINs”).  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation.  The Parties each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS For, W-9 set forth on the signature page of this Escrow Agreement.

(c)         Interest.  In the event that any interest or other income is earned on the Escrow Fund, the Parties hereby agree to negotiate in good faith, and execute and deliver, such supplemental written instructions to the Escrow Agent as are necessary to account for such interest or other income, in form satisfactory to the Escrow Agent, which such instructions shall include (i) a schedule of allocation of such interest or income, (ii) fully executed Internal Revenue Service Form W-8 or W-9 (including Taxpayer Identification Numbers) and/or other similar documentation for the applicable parties, (iii) appropriate representations reasonably required by the Escrow Agent from the Parties and/or other relevant parties regarding allocation, tax reporting and payment of taxes, and including reasonable exculpatory language to the benefit of the Escrow Agent relevant to such allocation and tax reporting.  If the Parties are unable to agree on any such supplemental instructions contemplated by the preceding sentence within 30 days after such sentence shall become applicable, then the Escrow Agent shall refrain from taking any action with respect to such interest or other income, other than to keep safely such interest or other income until it shall be directed otherwise in writing jointly by Purchaser and the Representatives or by final non-appealable order of a court of competent jurisdiction.

                12.         Notices and Funds Transfer Information.  All communications hereunder shall be in writing and shall be deemed to be duly given and received:

        (a)         upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile and if received by 5:00 p.m., local time for the recipient, on a Business Day;

        (b)         on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(c)         four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

        Notices made to either Purchaser or Representative pursuant to this Escrow Agreement will be made in accordance with the information shown below:

                If to Purchaser:
Pet DRx Corporation f/k/a Echo Healthcare Acquisition Corp.
215 Centerview Drive
Suite 360
Brentwood, Tennessee 37027
Attention:              Joel Kanter
Gene Burleson
Fax No: 615-346-5018

                If to Representatives:
Pet DRx Corporation f/k/a XLNT Veterinary Care, Inc.
215 Centerview Drive
Suite 360
Brentwood, Tennessee 37027
Attention:             Zubeen Shroff
Robert Wallace
Richard Johnston
George Villasana
Fax No.: 615-346-5018

                If to the Escrow Agent:
                                                                JPMorgan Chase Bank, N.A.
                                                                Escrow Services
                                                                4 New York Plaza, 21st Floor
                                                                New York, NY 10004
                                                                Attention:  James M. Foley
                                                                Fax No.: 212-623-6168

           Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a), (b) and (c) of this Section 12, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

                13.        Security Procedures.  In the event transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Section 12 above), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on schedule 1 hereto (“Schedule 1”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to suspend implementing any such transfer instructions until an appropriate confirmation has been obtained.  The Escrow
Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Purchaser or Representatives to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

                14.        Compliance with Court Orders.  In the event that any of the property comprising the Escrow Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                15.        Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned, in whole or in part, by the Escrow Agent or any Party, except as provided in Section 8, without the prior consent of the Escrow Agent and the other Parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of Delaware.  Each Party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware.  The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Escrow Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  The parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations.  Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the Parties to the fullest extent permitted by law, to the end that this Escrow Agreement shall be enforced as written.  Except as expressly provided in Section 8 above, nothing in this Escrow Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Escrow Agreement or any of the Escrow Shares or funds escrowed hereunder.

           IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

Tax Certification: Taxpayer Identification Number (TIN): 56-2517815  Date: February ___, 2008.

Name & Address:              Pet DRx Corporation f/k/a Echo Healthcare Acquisition, Corp.
                                              215 Centerview Drive
                                              Suite 360
                                              Brentwood, Tennessee 37027

Customer is a (check one):

X Corporation               ___ Partnership
___ Individual/sole proprietor  ___ Trust                                ___ Other _________________

Taxpayer is (check if applicable):

___ Exempt from backup withholding

Under the penalties of perjury, the undersigned certifies that:

    (1) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);

    (2) it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

    (3) the entity is a U.S. person (including a U.S. resident alien).

    Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

    PURCHASER:

    PET DRX CORPORATION

    Signature: /s/ Joel Kanter

    Printed Name: Joel Kanter, as a member of the committee referred to in Section 1.11(a) of the Merger Agreement

    REPRESENTATIVES:

    Signature: /s/ Zubeen Shroff
    Printed Name: Zubeen Shroff

    Signature: /s/ Richard Johnston
    Printed Name: Richard Johnston

    Signature: /s/ Robert Wallace
    Printed Name: Robert Wallace

    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

    as Escrow Agent

    By: /s/ James M. Foley
    Printed Name: James M. Foley
    Title: Assistant Vice President

Schedule 1

  Telephone Number(s) and authorized signature(s) for
  Person(s) Designated to give Transfer Instructions

    If to Purchaser:

	Name	Telephone Number	Signature

1.	Gene Burleson	_______________________	___________________

2.	Joel Kanter	_______________________	___________________

3.	_______________	_______________________	___________________

    If to Representative:

	Name	Telephone Number	Signature

1.	Zubeen Shroff	_______________________	___________________

2.	Robert Wallace	_______________________	___________________

3.	Richard Johnston	_______________________	___________________

  Telephone Number(s) for Call-Backs and
  Person(s) Designated to Confirm Transfer Instructions

    If to Purchaser:

	Name	Telephone Number

1.	Shea Cordell	_______________________

2.	Rick Miller	_______________________

3.	_______________	_______________________

    If to Representative:

	Name	Telephone Number
1.	George Villasana	_______________________

2.	_______________	_______________________

3.	_______________	_______________________

   Telephone call backs shall be made to both Parties if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

SCHEDULE 2

Escrow Agent’s Compensation:

$2,500.00 per annum with no right of proration

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